Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER 2015 RESULTS

- Net sales $76.46 million

- Comp Sales increased 1.2%

- Net sales decreased 0.6%

- Year to Date Comp Sales increased 7.7%

- Adjusted EBITDA of 1.76 million, excluding AutoMD

CARSON, California, August 11, 2015 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories ("the Company"), today reported net sales for the second quarter ended July 4, 2015 (“Q2 2015”) of $76.46 million compared with the second quarter ended June 28, 2014 (“Q2 2014”) of $76.95 million, a decrease of 0.6% from Q2 2014. Our comparable net sales for Q2 2015 increased 1.2% compared to Q2 2014, excluding the West Coast Wholesale operations from last year's sales number, due to its closure as part of the consolidation and elimination of our Carson, California, Distribution Center.
Q2 2015 net loss of the Company excluding AutoMD ("Base USAP") was $0.61 million compared with Q2 2014 net loss of $1.62 million. Excluding AutoMD, the Company generated adjusted EBITDA of $1.76 million compared to $2.31 million for Q2 2014. For further information regarding Adjusted EBITDA, a non-GAAP measure, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.
"We are excited to see progress during the quarter in the initiatives we have implemented this year and believe those initiatives will help drive improved profitability of our business in future periods" said, Shane Evangelist, Chief Executive Officer of U.S. Auto Parts.
Q2 2015 Financial Highlights (Excluding AutoMD)

•
Comparable net sales increased 1.2% for Q2 2015 compared to Q2 2014. Overall net sales decreased 0.6% to $76.41 million for Q2 2015 compared to $76.88 million for Q2 2014. Our Q2 2015 net sales consisted of online sales, representing 90.8% of the total (compared to 91.3% in Q2 2014), and offline sales, representing 9.2% of the total (compared to 8.7% in Q2 2014). The net sales decrease of 0.6%was driven by a decrease of $0.78 million, or 1.1%, in online sales partially offset by an increase in offline sales of $0.30 million, or 4.4%. The online sales decrease of 1.1% was primarily due to lower traffic and orders partially offset by increases in conversion, average order value and revenue capture.

•
Gross profit increased by $0.46 million, or 2.3%, in Q2 2015 compared to Q2 2014. Gross margin rate increased 0.7% to 27.2% in Q2 2015 compared to 26.5% in Q2 2014. The margin improvement was primarily due to last year's closure of the West Coast Distribution Center. Additionally, there was a favorable mix shift of private label sales compared to last year, which was partially offset by lower margin in our offline revenue.

•
Operating expenses as percent of net sales came in lower at 27.8% compared to last year of 28.3%. Operating expense had a favorable year-over-year comparison due to severance and other costs related to last year's closing of the West Coast Distribution Center. As a result, fulfillment expense declined 7.5% when compared to the prior year and general and administrative expense declined 3.9%. These costs were partially offset by a 0.9% increase in marketing expense.

•	Capital expenditures for Q2 2015 were $1.37 million compared with $1.20 million in Q2 2014.

•
Consolidated total Company cash and cash equivalents and investments were $6.67 million at July 4, 2015 compared to $7.72 million as of January 3, 2015. Total debt under our revolver was $7.99 million as of July 4, 2015 compared to $11.02 million as of January 3, 2015.

Q2 2015 Operational Highlights

•	Comparable net sales increased by 1.2% compared to the prior period.

•	Increased average order value 2.1% over the prior year period.

•	Added 2,830 new private label sku's to our assortment.

•	Increased conversion rate by 1.7% over the prior year period.

•	Achieved In-Stock rate of +95% on our top 5,000 sku's.

•	Increased revenue capture over Q1 2015 and Q2 2014.

Key Operating Metrics

	Q2 2015	Q2 2014	Q1 2015
Conversion Rate [1]	1.79%	1.76%	1.69%
Customer Acquisition Cost [1]	$7.91	$7.11	$7.30
Marketing Spend (% Online Sales) [1]	7.3%	7.1%	7.2%
Unique Visitors (millions) [1]	29.2	30.8	30.6
Number of Orders - E-commerce only (thousands)	523	541	516
Number of Orders - Online Marketplace (thousands)	276	291	296
Total Number of Internet Orders (thousands)	799	832	812
Revenue Capture (% Sales) [2]	85.7%	85.6%	85.5%
Average Order Value - E-commerce only	$112	$113	$110
Average Order Value - Online Marketplace	$71	$64	$71
Average Order Value - Total Internet Orders	$98	$96	$96

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	July 4, 2015			June 28, 2014
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$76.41	$0.05	$76.46	$76.88	$0.06	$76.95
Gross profit	$20.82	$0.05	$20.87	$20.36	$0.06	$20.42
	27.2%	100.0%	27.3%	26.5%	100.0%	26.5%
Operating expenses	$21.24	$0.74	$21.98	$21.73	$0.63	$22.36
	27.8%	—%	28.7%	28.3%	—%	29.1%
Loss from operations	$(0.42)	$(0.69)	$(1.11)	$(1.38)	$(0.56)	$(1.94)
	(0.5)%	—%	(1.5)%	(1.8)%	—%	(2.5)%
Net income (loss)	$(0.61)	$(0.41)	$(1.02)	$(1.62)	$(0.56)	$(2.18)
	(0.8)%	—%	(1.3)%	(2.1)%	—%	(2.8)%
Adjusted EBITDA	$1.76	$(0.32)	$1.44	$2.31	$(0.12)	$2.19
	2.3%	—%	1.9%	3.0%	—%	2.8%

	Twenty-Six Weeks Ended
	July 4, 2015			June 28, 2014
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	152.74	0.11	152.85	144.83	0.14	144.98
Gross profit	42.23	0.11	42.35	40.98	0.14	41.12
	27.6%	100.0%	27.7%	28.3%	100.0%	28.4%
Operating expenses	41.96	1.52	43.47	41.38	1.19	42.57
	27.5%	—%	28.4%	28.6%	—%	29.4%
Loss from operations	0.28	(1.40)	(1.13)	(0.40)	(1.04)	(1.44)
	0.2%	—%	(0.7)%	(0.3)%	—%	(1.0)%
Net income (loss)	(0.42)	(0.91)	(1.34)	(0.94)	(1.04)	(1.98)
	(0.3)%	—%	(0.9)%	(0.6)%	—%	(1.4)%
Adjusted EBITDA	4.61	(0.61)	4.00	5.68	(0.17)	5.51
	3.0%	—%	2.6%	3.9%	—%	3.8%

Non-GAAP Financial Measures
Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” and "Comparable net sales" which are non-GAAP financial measures. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs. Comparable net sales consists of overall net sales excluding the West Coast Wholesale operations from last year's sales number, due to its closure as part of the consolidation and elimination of our Carson, California, Distribution Center. Wholesale sales are included in the Company's offline sales. Management defines comparable net sales as a comparison of the Company's net sales in the current period to those in prior periods with the same operating facilities.
The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.
Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans. Management uses comparable net sales as a means of comparing the Company's net sales in the current period to those in prior periods with the same operating facilities.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Comparable net sales was calculated by excluding $1.40 million and $3.08 million in sales related to the West Coast Wholesale operations from the thirteen and twenty-six weeks ended June 28, 2014, respectively.
The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	July 4, 2015			June 28, 2014
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net loss	$(611)	$(411)	$(1,022)	$(1,619)	$(561)	$(2,180)
Depreciation & amortization	1,484	338	1,822	1,817	435	2,252
Amortization of intangible assets	107	8	115	126	—	126
Interest expense	272	—	272	238	—	238
Taxes	(69)	(278)	(347)	21	—	21
EBITDA	$1,183	$(343)	$840	$583	$(126)	$457
Stock comp expense	$574	$22	$596	$624	$5	$629
Inventory write-down related to Carson closure	—	—	—	478	—	478
Restructuring costs	—	—	—	625	—	625
Adjusted EBITDA	$1,757	$(321)	$1,436	$2,310	$(121)	$2,189

	Twenty-Six Weeks Ended
	July 4, 2015			June 28, 2014
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net loss	$(424)	$(914)	$(1,338)	$(937)	$(1,042)	$(1,979)
Depreciation & amortization	3,033	723	3,756	3,751	869	4,620
Amortization of intangible assets	214	16	230	210	—	210
Interest expense	645	—	645	497	—	497
Taxes	89	(488)	(399)	53	—	53
EBITDA	$3,557	$(663)	$2,894	$3,574	$(173)	$3,401
Stock comp expense	$1,051	$55	$1,106	$1,000	$5	$1,005
Inventory write-down related to Carson closure	—	—	—	478	—	478
Restructuring costs	—	—	—	625	—	625
Adjusted EBITDA	$4,608	$(608)	$4,000	$5,677	$(168)	$5,509

Conference Call
The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on August 11, 2015. Participants may access the call by dialing 877-407-9039 (toll-free) or 201-689-8470 (toll/international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company's website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 25, 2015. To access the replay, please dial 877-870-5176 (toll-free) or 858-384-5517 (toll/international), passcode 13614511.
About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.
Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net sales	$76,462	$76,947	$152,850	$144,975
Cost of sales (1)	55,594	56,527	110,504	103,854
Gross profit	20,868	20,420	42,346	41,121
Operating expenses:
Marketing	11,148	10,963	22,000	21,078
General and administrative	4,484	4,623	8,665	8,770
Fulfillment	4,978	5,383	10,038	10,095
Technology	1,250	1,264	2,538	2,412
Amortization of intangible assets	115	126	230	210
Total operating expenses	21,975	22,359	43,471	42,565
Loss from operations	(1,107)	(1,939)	(1,125)	(1,444)
Other income (expense):
Other income, net	10	18	33	15
Interest expense	(272)	(238)	(645)	(497)
Total other expense, net	(262)	(220)	(612)	(482)
Loss before income taxes	(1,369)	(2,159)	(1,737)	(1,926)
Income tax (benefit) provision	(347)	21	(399)	53
Net loss including noncontrolling interests	(1,022)	(2,180)	(1,338)	(1,979)
Net loss attributable to noncontrolling interests	(247)	—	(503)	—
Net loss attributable to U.S. Auto Parts	(775)	(2,180)	(835)	(1,979)
Other comprehensive loss attributable to U.S. Auto Parts, net of tax:
Foreign currency translation adjustments	(12)	(12)	(22)	(4)
Net unrecognized losses on derivative instruments	—	(22)	—	(22)
Total other comprehensive loss attributable to U.S. Auto Parts	(12)	(34)	(22)	(26)
Comprehensive loss attributable to U.S. Auto Parts	$(787)	$(2,214)	$(857)	$(2,005)
Basic and diluted net loss per share	$(0.02)	$(0.07)	$(0.03)	$(0.06)
Shares used in the computation of basic and diluted earnings per share	33,963	33,460	33,842	33,422

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	July 4, 2015	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,608	$7,653
Short-term investments	59	62
Accounts receivable, net of allowances of $39 and $41 at July 4, 2015 and January 3, 2015, respectively	3,118	3,804
Inventory	45,220	48,362
Other current assets	2,929	2,669
Total current assets	57,934	62,550
Property and equipment, net	17,044	16,966
Intangible assets, net	1,502	1,707
Other non-current assets	1,635	1,684
Total assets	$78,115	$82,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,854	$25,362
Accrued expenses	7,541	7,747
Revolving loan payable	7,986	11,022
Current portion of capital leases payable	339	269
Other current liabilities	4,458	3,505
Total current liabilities	44,178	47,905
Capital leases payable, net of current portion	9,437	9,270
Deferred income taxes	1,163	1,618
Other non-current liabilities	1,673	1,891
Total liabilities	56,451	60,684
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at July 4, 2015 and January 3, 2015	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,001 and 33,624 shares issued and outstanding at July 4, 2015 and January 3, 2015	34	33
Additional paid-in-capital	175,274	174,369
Accumulated other comprehensive income	352	360
Accumulated deficit	(156,443)	(155,489)
Total stockholders’ equity	19,221	19,277
Noncontrolling interest	2,443	2,946
Total equity	21,664	22,223
Total liabilities and stockholders’ equity	$78,115	$82,907

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	July 4, 2015	June 28, 2014
Operating activities
Net loss including noncontrolling interests	$(1,338)	$(1,979)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,756	4,620
Amortization of intangible assets	230	210
Deferred income taxes	(452)	51
Share-based compensation expense	1,106	1,005
Amortization of deferred financing costs	41	41
(Gain) loss from disposition of assets	(13)	2
Changes in operating assets and liabilities:
Accounts receivable	686	1,298
Inventory	3,142	1,808
Other current assets	(142)	161
Other non-current assets	40	79
Accounts payable and accrued expenses	(1,258)	3,775
Other current liabilities	798	498
Other non-current liabilities	(110)	(161)
Net cash provided by operating activities	6,486	11,408
Investing activities
Additions to property and equipment	(3,832)	(3,036)
Proceeds from sale of property and equipment	13	6
Cash paid for intangible assets	(25)	—
Purchases of marketable securities and investments	—	(745)
Net cash used in investing activities	(3,844)	(3,775)
Financing activities
Borrowings from revolving loan payable	7,014	2,109
Payments made on revolving loan payable	(10,050)	(8,883)
Proceeds from stock options	40	218
Payments on capital leases	(131)	(128)
Statutory tax withholding payment for share-based compensation	(438)	—
Payment of liabilities related to financing activities	(100)	(100)
Net cash used in financing activities	(3,665)	(6,784)
Effect of exchange rate changes on cash	(22)	8
Net change in cash and cash equivalents	(1,045)	857
Cash and cash equivalents, beginning of period	7,653	818
Cash and cash equivalents, end of period	$6,608	$1,675
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$791	$518
Property acquired under capital lease	$368	$—
Supplemental disclosure of cash flow information:
Cash received during the period for income taxes	$58	$20
Cash paid during the period for interest	590	468
Investor Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
nwatanabe@usautoparts.com
(424) 702-1455 x421

Liolios Group Inc.
Cody Slach or Sean Mansouri
949-574-3860
PRTS@liolios.com